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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Allied Motion Technologies Inc.:

        We hereby consent to the incorporation by reference in the Registration Statements (Nos. 33-44997, 333-21337, 333-55344, 333-122281, 333-149279, and 333-155889) on Form S-8 and in the registration statement (No.333-119090) on Form S-3 of Allied Motion Technologies Inc. of our report dated March 18, 2009, with respect to the consolidated balance sheets of Allied Motion Technologies Inc. and subsidiaries as of December 31, 2008 and the related consolidated statements of operations, stockholders' investment and comprehensive income and cash flows for the year then ended and the related financial statement schedule, which report appears in the December 31, 2008 annual report on Form 10-K of Allied Motion Technologies Inc.

Ehrhardt Keefe Steiner & Hottman PC

March 18, 2009
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM